Exhibit B-38(a)


                        STATE of DELAWARE
                    LIMITED LIABILITY COMPANY
                    CERTIFICATE of FORMATION

- First:  The name of the limited liability company  is  Entergy
  Thermal-UNO, LLC.

- Second: The address of its registered office in the  State  of
  Delaware  is 1209 Orange Street, in the City of Wilmington.   The
  name  of  its Registered Agent at such address is The Corporation
  Trust Company.

In Witness Whereof, the undersigned has executed this Certificate of Formation of Entergy Thermal-UNO, LLC this 16th day of July,
2001.



                                   By:
                                        Authorized Person(s)
NAME: ________________

               Limited Liability Company Agreement
                               of
                    Entergy Thermal-UNO, LLC
              A Delaware Limited Liability Company


     This Limited Liability Company Agreement (this "Agreement") of Entergy Thermal-UNO, LLC, a Delaware Limited Liability Company (the "Company"), is made and entered into as of the 16th day of July, 2001, by Entergy Corporation, a Delaware corporation, the sole member of Company (hereinafter referred to as the "Member").

                           BACKGROUND

     WHEREAS, the Member wishes to establish guidelines for the management and operation of the Company; and

     WHEREAS,  the  Member  desires to enter  into  this  Limited
Liability Company Agreement;

     NOW, THEREFORE, for the purpose forming the Company and providing for certain matters relating to its affairs and the conduct of its business, and in consideration of the promises and agreements set forth herein, the Member, intending to be legally bound, hereby agrees as follows:

                            SECTION 1
                           DEFINITIONS

     1.1. Definitions. The capitalized words and phrases set forth in Annex A hereto, and the capitalized words and phrases defined elsewhere in this Agreement, have the indicated meanings for purposes of this Agreement.

                           SECTION 2
                           FORMATION

     2.1 Formation; Term. The Company was formed as of July 16, 2001, pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the "Act"), by filing a Certificate of Formation of the Company (the "Certificate") with the office of the Secretary of State of the State of Delaware. The Member shall, when required, cause to be executed and filed such amendments to or restatements of the Certificate, in such public offices in the State of Delaware or elsewhere as the Member deems advisable to give effect to the provisions of this Agreement and the Certificate, and to preserve the status of the Company as a limited liability company.

     The term of the Company commenced on the above formation date and shall continue until the Company is dissolved in accordance with the Act.

     2.2 Purpose. The purpose of the Company shall be to engage in any lawful act or activity for which limited liability companies may be organized under the laws of the State of Delaware and permitted in the State of Louisiana.

     2.3 Name. The name of the Company shall be Entergy Thermal-UNO, LLC, and all business of the Company shall be conducted in such name or in any other name or names that are selected by the Member.

     2.4 Registered Agent and Registered Office. The registered office of the Company shall be located at 1209 Orange Street, Wilmington, Delaware 19801. The initial registered agent for service of process at the registered office of the Company in Delaware shall be The Corporation Trust Company.

     2.5  Effective Date.  This Agreement is effective as of July
16, 2001.

     2.6 Fiscal Year. The Member has determined that it is in its best interest for the Fiscal Year of the Company to begin on January 1 and end on December 31 of each year.

                           SECTION 3
                 REPRESENTATIONS AND WARRANTIES


Intentionally left blank.

                           SECTION 4
                 MANAGEMENT AND RELATED MATTERS


     4.1  Management.

          4.1.1 Subject to Section 4.2 and the further terms and conditions of this Agreement, the Company shall be managed exclusively by the Managers (individually, a "Manager" and collectively, the "Managers") to be appointed by the Member. The Managers shall conduct the business and affairs of the Company and exercise all powers of the Company. The number of Managers shall be determined by the Member. The Member may designate alternate managers as may be necessary or appropriate. Each Manager will have one vote on any matter to be acted upon by the Managers.

          4.1.2 The Member shall have the right, at any time, with or without cause, to designate, replace and remove any Manager and to appoint in writing one or more alternate managers to serve when a Manager is temporarily unavailable.

          4.1.3 The Member will have complete access to, and the right to audit, the books and records of the Company and have such additional rights of access and audit as shall be necessary to operate under and enforce compliance with this Agreement.

          4.1.4     The initial Managers are John E. Carlson and J. Thomas
     McClain.

          4.1.5 The Managers may, but are not required to hold regular meetings on such schedules as they may establish from time to time. Each Manager may call special meetings of the other
     Managers from time to time as said Manager deems to be appropriate. Any topic relating to the business of the Company may be discussed at any meeting of the Managers. No notice is required of regular meetings of the Managers held in accordance with such schedule as may be established by the Managers from time to time. Notice of special meetings of the Managers shall be given by the Manager calling the special meeting to the other Managers. Meetings of the Managers shall be held in such locations as the Managers shall establish from time to time.
     Managers may participate in any meetings of the Managers by conference telephone or other communications equipment by which all participating Managers may hear each other.

          4.1.6 A quorum of the Managers shall consist of fifty one percent (51%) in numbers of the Managers then serving, which quorum must be present at any regular or special meeting in order for the Managers to conduct business, and the concurrence of a majority of the Managers who are present at a meeting at which a quorum is present shall be required for any act of the Managers.

          4.1.7 The Managers may also act by written consent so long as at least a majority of the Managers executes such consent.


4.2  Authority.

          4.2.1. Subject to the provisions of Section 4.3 hereinbelow and elsewhere contained herein, each Manager shall have authority to make all decisions of the Company (monetary and non-monetary) of every kind. Specifically, each Manager shall have the authority, without limitation, to make investment decisions and enter into, make and perform such agreements, instruments, contracts, assignments and other undertakings as may be deemed necessary or advisable for the conduct of the business of the Company.

          4.2.2 The Managers, acting individually or by majority, shall take action on behalf of the Member or the Company itself with respect to Company affairs; provided, however, that any action that may be taken by a manager may also be taken by duly authorized action of the Member.


     4.3   Matters  Requiring  Unanimous  Member  Approval.    No
Manager acting alone shall have any authority with respect to, and unless approved by the Member, the Company shall take no action with respect to, any of the following:

          (a) the dissolution or the winding up of the Company's affairs;

          (b) the approval of any amendments, modifications or supplements to this Agreement; and

          (c) any merger or other business combination to which the Company is a party.

     4.4 Matters Requiring No Approval; Competing Activities. No approval by any Manager shall be required in connection with activities of any Manager which do not relate to the Company, including activities or relationships with entities that perform activities of a nature similar to the business of the Company. No Manager shall have a duty of disclosure, sharing of opportunities, or any other similar duty in connection with its conduct of, or negotiations to conduct, activities that do not relate to the Company. Each Manager shall be free to engage in business that is the same as or similar to the business conducted by the Company and in connection therewith such Manager shall be under no obligation to provide the other Managers with the opportunity to invest in or participate in such business.

     4.5 Officers and Other Agents. The Managers may, but are not required or obligated to, appoint and delegate authority to such officers and other agents for the Company, with such titles and duties as the Managers reasonably deem to be appropriate, including without limitation, a Chairman, a Chief Executive Officer, and/or a Chief Operating Officer, and may elect a President, a Secretary, a Treasurer, and in their discretion, one or more Vice Presidents. The officers shall have such duties and authority as specified by the Managers. The officers of the Company may be elected annually by the Managers, and each shall hold office until his or her successor shall have been duly elected and qualified or until he or she shall have died or resigned or shall have been removed by the Managers. Any number of offices may be held by the same person. The Managers may from time to time appoint such other officers and agents as the interest of the Company may require and may fix their duties and terms of office.

          4.5.1. The Managers, in their absolute discretion, may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions hereof, except as otherwise provided by the laws of the State of Delaware.

          4.5.2. If the office of Chairman, President, Vice President, Secretary or Treasurer, or of any other officer or agent becomes vacant for any reason, the Managers may, but are not required to, choose a successor to hold office for the remainder of the unexpired term. Except when the law requires the act of a particular officer, the Managers, whenever necessary may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

          4.5.3. At any meeting of the Managers called for the purpose of removing an officer, any officer or agent of the Company may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Managers.

          4.5.4. Any officer or agent of the Company may resign at any time by giving written notice to the Managers. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          4.5.5. The officers shall receive such salary or compensation as may be determined by the affirmative vote of the majority of the Managers. No officer shall be prevented from receiving such salary or compensation by reason of the fact that he is also a Manager of the Company.

     4.6 Meetings of Members. The Member may call, at such reasonable times and places as it determines to be appropriate, a meeting with either or both Managers to discuss any and all matters relating to the Company.

     4.7 Indemnification of Management. To the fullest extent permitted by the Act:

          (a) The Company (and any receiver, liquidator, or trustee of, or successor to, the Company) shall indemnify and hold harmless each Manager and officer from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, all costs and expenses of defense, appeal, and settlement of any and all suits, actions, and proceedings involving any Manager and/or officer, and all costs of investigation in connection therewith) that may be imposed on, incurred by, or asserted against any Manager or officer, in any way relating to or arising out of, or alleged to relate to or arise out of, any action, inaction, or omission on the part of such Manager or officer, in connection with managing or implementing the Company's business and affairs or otherwise acting pursuant hereto; provided that the indemnification obligations in this Section 4.7 shall not apply to the portion of any liability, obligation, loss, damage, penalty, cost, expense, or disbursement that results from gross negligence, intentional misconduct or a knowing and willful violation of law.

          (b) The Company shall pay expenses as they are incurred by any Manager or officer in connection with any action, claim, or proceeding that the Manager or officer asserts in good faith to be subject to the indemnification obligations set forth herein, upon receipt of an undertaking from the Manager or officer to repay all amounts so paid by the Company to the extent that it is finally determined that the Manager or officer is not entitled to be indemnified therefore under the terms hereof.

          (c) The indemnification to be provided by the Company hereunder shall be paid only from the assets of the Company, and the Member shall have no personal obligation, or any obligation to make any Capital Contribution, with respect thereto.


     4.8 Tax Status. The Company shall be classified for federal income tax purposes as a disregarded entity. The Managers are hereby authorized, directed and empowered to take or to cause the Company to take, any action required to be taken in order for the Company to establish or maintain such tax status as directed by the Member.

     4.9  Records; Quarterly Reports.

          4.9.1 The Managers shall cause the Company to maintain adequate books and records, maintained on an accrual basis, showing all receipts and expenditures, assets and liabilities, Profits and Losses, and all other records necessary for recording the Company's business and affairs, all in accordance with GAAP, consistently applied and as required herein;

          4.9.2 Within forty-five (45) days after the end of each quarter, the Managers shall cause to be delivered to Member a statement of financial position, statement of operations and comprehensive income, and statement of members' capital in accordance with US generally accepted accounting principles as of the end of such quarter;

          4.9.3 Within ninety (90) days after the end of the calendar year, the Managers shall cause to be delivered to Member a statement of financial position, statement of operations and comprehensive income, statement of cash flows and statement of members' capital in accordance with US generally accepted accounting principles as of the end of such calendar year; and

          4.9.4 The Member will have complete access to, and the right to inspect and audit, the books and records of the Company at any time upon giving of reasonable advance notice.

     4.10 Retention of Professionals, Others. The Managers may retain accountants, attorneys or other professionals and consultants, advisors or other agents in connection with the affairs of the Company as it determines to be in the best interests of the Company. The Company shall bear the expense of all external accountants, attorneys, advisors or other professionals and consultants.

     4.11 Certain Reimbursements and Certain Expenses Paid by the Company. The Members will be reimbursed for the costs of incentive compensation plans, if any, that are approved by the Managers for Member's employees whose jobs principally benefit the Company.

     4.12 Bank Accounts.

          4.12.1. The Managers and, if appointed, President or Treasurer of the Company be, and each of them hereby is, authorized on behalf of the Company to open such accounts with such banks and other depository institutions in the name of the Company as are deemed necessary or desirable. All income of the Company from whatever source received shall be deposited to such accounts, all expenses of the Company shall be paid from such accounts, and no funds not belonging to the Company shall be deposited to such accounts. All amounts so deposited shall be received, held and disbursed by a person or persons designated by the Managers only for the purposes authorized by this Agreement. All signatories on any such account shall be bonded under a blanket commercial bond insuring the Company against loss, and such accounts shall be insured against loss from forgery.

          4.12.2.   The Member may specify any additional
     requirements as it sees fit regarding the establishment of bank accounts for the Company.

     4.13 Entergy Corporation Policies. The Code of Entegrity for personnel in the Entergy System as previously approved and adopted by the Board of Directors of Entergy Corporation shall hereby be adopted for use by this Company.

     The  Approval Authority Policy for personnel in the  Entergy
System as previously approved and adopted by the Board of Directors of Entergy Corporation shall hereby be adopted for use by this Company.



                           SECTION 5
                       FINANCIAL MATTERS

     5.1  Capital Contributions.

          (a) Initial Capital Contributions. Prior to the execution of this Agreement, Member has contributed one thousand dollars ($1,000.00) to the capital of the Company. The Member acknowledges that its Member's "Percentage Interest" is 100%, and that except for the capital contributed pursuant to the immediately preceding sentence, the Member is not currently transferring any property to the Company.

          (b) Additional Capital Contributions. If the Managers determine that additional working capital is necessary or desirable to the Company and that such requirement should be funded through additional capital contributions, the Managers shall communicate such determination (a "Capital Call") to the Member and the Member shall contribute such additional capital, unless the Member notifies the Managers that it does not wish to contribute such additional capital or desires to contribute less than such amount. The Member shall not be subject to liability for refraining from contributing additional capital in response to a Capital Call. Except as otherwise provided in this Agreement, the Member shall not demand or receive a return of its proposed Capital Contribution.


     5.2.4     Tax Allocations; Special Allocation Rules.

          (i) Generally. Subject to paragraph (ii), items of income, gain, loss, deduction, and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Members on the same basis as their respective book items.

          (ii) Allocations Respecting Section 704(c) and Revaluations. Notwithstanding paragraph (i) of this Subsection (e), Tax Items with respect to Company property that is subject to Code Section 704(c) and/or Regulations
     Section 1.704-1(b)(2)(iv)(f) shall be allocated in accordance with said Code Section and/or Regulations Section 1.704-1(b)(4)(i), as the case may be, using any reasonable method permitted in Regulations Section 1.704-3.


     5.3  Distributions.

          (a)  Distributions.  All distributions of Distributable
Cash or other property to the Member shall be made at the times and in the amounts determined by the Managers.

          (b) Withholding. The Company shall withhold and pay over to the Internal Revenue Service or other applicable taxing authority all taxes or withholdings, and all interest, penalties, additions to tax, and similar liabilities in connection therewith or attributable thereto (hereinafter "Withheld Taxes") to the extent that the Managers determine that such withholding and/or payment is required by the Code or any other law, rule, or regulation, including, without limitation, Sections 1441, 1442, 1445, or 1446 of the Code, or any similar provision of state or local law. All amounts withheld pursuant to this Section 5.3(b) with respect to any allocation, payment or distribution to any Member shall be treated as amounts distributed to such Member pursuant to Section 5.3(a) hereof for all purposes of this Agreement.

          (c)   Restrictions on Distributions.   No  distribution
shall be made by the Company that is prohibited by the Act.

                           SECTION 6
              MEMBERS; INTERESTS; INDEMNIFICATION

     6.3  Limited Liability; Indemnification of Member.

          (a) The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and Member nor any Manager shall be obligated or liable for any such debt, obligation or liability of the Company by reason of such Person being a Member or Manager.

          (b) The Company shall indemnify Member and hold Member wholly harmless from and against any and all debts, obligations, and liabilities of the Company, if any, to which Member becomes subject by reason of being a Member, whether arising in contract, tort or otherwise; provided, however, that the indemnification obligation of the Company under this Section 6.3(b) shall be paid only from the assets of the Company, and Member shall have no personal obligation, nor any obligation to make any Capital Contribution, with respect thereto. The Company shall reimburse Member for any cost or liability incurred by Member that is properly a cost or liability of the Company.

     6.4 Certificates. As permitted by the Act, interests in the Company may be (but are not required to be) represented by certificates, and the Company shall issue such a certificate to any Member who reasonably requests such a certificate. Any certificate shall set forth upon the face thereof that the Company is a limited liability company formed under the laws of the State of Delaware, the name of the Member to which it is issued and the Percentage Interest which such certificate represents. Such certificates shall be entered in the books of the Company as they are issued, and shall be signed by the appropriate officers of the Company, as determined by the Managers. Upon any transfer permitted under this Agreement of the interest of a Member that is represented by a certificate, the transferring Member shall surrender such certificate to the Company, and the Company shall issue to the transferring Member a certificate representing the remaining Percentage Interest held by such transferring Member after taking into account such transfer. All certificates (unless registered under the Securities Act of 1933, as amended [the "Securities Act"]), shall bear the following legend:

TRANSFER RESTRICTIONS. THE INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES OR REGULATORY AUTHORITY OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, TRANSFERRED, OR OTHERWISE DISPOSED OF, (I) UNLESS EITHER IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR SUCH SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND (II) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

                           SECTION 7
                    EVENTS OF DISSOCIATION;
                    WITHDRAWAL; DISSOLUTION

     7.1 Dissolution Event. The Company shall dissolve and commence winding up and liquidating upon, and only upon, a determination by the Member that the Company shall be dissolved ("Dissolution Event"). No event that causes the Member to cease to be a member of the Company shall cause the Company to dissolve.

     7.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Member. During the period commencing on the date on which a Dissolution Event occurs and ending on the date on which the assets of the Company are distributed pursuant to this Section 7.2, profits and losses and other items of Company income, gain, loss, or deduction shall continue to be allocated in the manner provided in Section 5.2 hereof. During such period, Member shall not take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managers or any Person ("Liquidating Trustee") designated by the Managers shall be responsible for overseeing the winding up of the Company. Subject to the further provisions of this Section 7.2, the assets of the Company shall be liquidated to the extent determined to be appropriate by the Managers or Liquidating Trustee, and the proceeds thereof, together with such assets as the Managers determine to distribute in kind (valued at the Gross Asset Value thereof), shall be applied and distributed in the following order:

          (a) First, to creditors, including Member if a creditor, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment) other than liabilities for distributions to Members on account of their respective interests in the Company; and

          (b) The balance, if any, to the Member to the extent of their ownership interest in the Company.

     If the Member has a deficit balance in its Capital Account, it shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

     Notwithstanding any other provision hereof, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, such liquidation shall not cause a dissolution of the Company for purposes of the Act and the Company's assets shall not be liquidated, the Company's liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up, but rather, the Company shall continue the business of the Company after engaging in (i) a deemed contribution of the Company's assets and liabilities to a new Company, and (ii) a deemed liquidating distribution of the interests in the new Company to the Member in proportion to its Percentage Interest.

     7.4   Limitations  on Rights of Members.   (a)  Each  Member
shall look solely to the assets of the Company for the return of its Capital Contribution, or distributions.

     7.5 Certificate of Cancellation. Upon the dissolution and the completion of winding up of the Company, the Member shall promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and appropriate instruments under the laws of any other states or jurisdictions in which the Company has engaged in business. Upon such Certificate of Cancellation becoming effective, the Company shall be terminated.


                           SECTION 8
           INVESTMENT REPRESENTATIONS OF THE MEMBERS

     8.1 Investment Intent. The Member hereby represents and warrants to the Company that Member has acquired such Member's interest in the Company solely for investment and for such Member's own account, with the intention of holding such interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such interest, and without the financial participation of any other person in acquiring such Member's interest in the Company.


                           SECTION 9
                           AMENDMENTS

     Notwithstanding any contrary provision of the Act, any amendments to this Agreement and to the Certificate may be adopted only in writing by the Member.





                           SECTION 10
                         MISCELLANEOUS

     10.1 Notices. Any notice, payment, demand, or communication required or permitted to be given pursuant to any provision of this Agreement shall be in writing and shall be (i) delivered personally (ii) sent by postage prepaid, certified mail,
(iii) transmitted by telecopy, or (iv) delivered by nationally recognized overnight courier, addressed as follows, or to such other address as specified from time to time in writing.

          (a)  If to Member, to:
               Entergy Corporation
               1661 Gravier Street
               New Orleans, LA 70112
               Attention:  John E. Carlson
               Fax: 504-569-2110

          (b)  If to Company, to:
               Entergy Corporation
               639 Loyola Avenue
               New Orleans, LA 70113
               Attention: Steven Goerner


          Any such notice, payment, demand, or communication shall be deemed to be delivered, given, and received for all purposes hereof (i) on the date of receipt if delivered personally or by courier, (ii) five (5) days after posting if transmitted by mail, or (iii) the date of transmission by telecopy, provided that the Person to whom the telecopy was sent acknowledges that such telecopy was received by such Person in legible form, or that such Person responds to the telecopy without indicating that any part of it was received in illegible form, whichever shall first occur.

     10.2 Entire Agreement; Duties and Obligations Limited to this Agreement. The provisions of this Agreement set forth the entire agreement and understanding as to the subject matter hereof and this Agreement supersedes all prior agreements, oral or written, and other communications relating to the subject matter hereof.

     10.3 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Member and its respective successors, transferees, and assigns.

     10.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

     10.5 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     10.6 Incorporation by Reference. Every Annex referred to herein is hereby incorporated in this Agreement by reference.

     10.7 Further Action. The Member, upon the request of the Managers, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

     10.8 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members, without regard to any conflict-of-laws rule or principle that might refer the governance or the construction of this agreement to the law of another jurisdiction.


     IN WITNESS WHEREOF, the party below has executed and delivered this Limited Liability Company Agreement as of the date first above written.


                             ENTERGY CORPORATION


                             By:
                                Michael G. Thompson
                                Senior Vice President

                             ANNEX A

                          DEFINITIONS


          "Act" means the Delaware Limited Liability Company Act, as amended from time to time (and any corresponding provisions of succeeding law).

          "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with, such Person, (ii) any officer, director, or employee of such Person, or (iii) any Person who is an officer, director, or employee of any Person described in clause (i) of this definition.

          "Business Day" means any day of the year on which banks are not required or authorized to close in the state of Delaware.

          "Capital Contribution" means the amount of money or other property actually contributed to the Company by the Member. The amount of a Capital Contribution made in property other than money shall be the fair market value, net of assumed liabilities, of the contributed property as agreed to by the Members.

          "Certificate of Cancellation" means the instrument necessary for the dissolution and the completion of winding up of the Company as required to be filed in accordance with the Act.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          "Distributable  Cash"  means,  as  of  any  date,   the
Company's cash on hand as of such date, after paying all of the Company's obligations.

          "GAAP" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair values, as determined by the Manager, as of the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; and the distribution by the Company to a Member of more than a de minimis amount of property as consideration for the Member's interest in the Company;

               (ii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair value of such asset, as determined by the Board, on the date of distribution;

               (iii) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iii) to the extent that an adjustment pursuant to the foregoing clause (i) is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iii); and

               (iv)   The   Gross  Asset  Value  of   any   asset
          contributed to the Company shall be its agreed-upon fair market value, adjusted for book depreciation, amortization, or other cost recovery deductions for periods subsequent to its contribution in the manner provided in paragraph (vi) of the definition of "Profit" and "Loss."

          "Member" means The Company Holding, Inc., a Delaware corporation.

          "Member  Nonrecourse  Deductions" shall  mean  "partner
nonrecourse   deductions"  as  determined  in   accordance   with
Regulations Section 1.704-2(i)(2).

          "Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(b)(2).

          "Minimum Gain Attributable to Member Nonrecourse Debt" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulations Section 1.704-2(i)(3).

          "Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(c).

          "Officer" shall mean the officers and other agents, if any, appointed by the Managers.

          "Person" means any individual, corporation, limited liability company, partnership, trust, or other entity.

          "Records" means the books and records, maintained on an accrual basis, showing all receipts and expenditures, assets and liabilities, Profits and Losses, and all other records necessary for recording the Company's business and affairs, all in accordance with GAAP, consistently applied and as required herein.

          "Quarterly Reports" means a statement of financial position, statement of operations and comprehensive income, statement of cash flows and statement of Members' capital in accordance with US generally accepted accounting principles as of the end of such quarter.

          "Regulations"   means  the  income   tax   regulations,
including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Reserves" shall mean such amount as is established by the Manager from time to time as necessary to meet or accrue for the obligations of the Company, including, without limitation, budgeted expenditures and amounts used to pay, or to establish accruals for, expenses, payments of long term and short term indebtedness, contingencies, and working capital.